CONTACT:     David Baker
             President & Chief Executive Officer
             (973) 694-0330


                              FOR IMMEDIATE RELEASE

               LINCOLN PARK BANCORP ANNOUNCES FILING OF FORM 15 TO
                          DEREGISTER ITS COMMON STOCK


Lincoln Park, NJ, July 21, 2009. Lincoln Park Bancorp (the "Company"), the holding company for Lincoln Park Savings Bank, announced today that it is filing a Form 15 with the Securities and Exchange Commission to deregister its common stock.

The Company expects the deregistration to be effective within 90 days after the filing of the Form 15. The Company's obligations to file with the SEC certain reports and forms, including Form 10-K, Form 10-Q and Form 8-K, are suspended immediately as of the filing date of the Form 15.

Commenting on the announcement, David Baker, President and Chief Executive Officer, said "The decision by the board of the directors of the Company to deregister was made after careful consideration of the advantages and disadvantages of being a public company and the high costs and demands on management time arising from compliance with the many SEC and Sarbanes-Oxley requirements. The board took into consideration the small number of Company stockholders and the relatively low level of trading in the Company's common stock. We believe deregistration will be a significant benefit to the Company by reducing expenses and permitting management to focus its energies on operating the bank."

Lincoln Park Savings Bank is a New Jersey state-chartered savings bank that conducts its business from its main office in Lincoln Park, New Jersey. The Company's common stock is traded on the OTC Bulletin Board under the symbol "LPBC".

This press release and other releases and reports issued by the Company may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.